SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  July 20, 1995

________________________ADVANTA Corp.____________________________
      (Exact name of registrant as specified in its charter)




_______Delaware__________  _____0-14120________  ______23-1462070__
(State or other jurisdic-  (Commission File      (IRS EmployerIdenti-
 tion of incorporation)     Number)               fication No.)



Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware
             (Address of principal executive offices)

                               19703
                            (Zip Code)



Registrant's telephone number, including area code:  (302) 791-4400

Item 5.  Other Events.

     On July 20, 1995 Advanta Corp. announced record quarterly earnings for the second quarter 1995 with net income of $33.4 million and earnings per share of $.80, increases of 30% and 27%, respectively, over the $25.8 million and $.63 per share results reported for the second quarter 1994. Earnings for the first quarter 1995 totalled $30.8 million or $.74 per share. From June 1994, the Company's portfolio of managed receivables increased by $3.4 billion or 58% to $9.4 billion at June 30, 1995.

Highlights for the second quarter include the following items:

     Managed credit card receivables at June 30 of $7.5 billion posted a 67% increase over the $4.5 billion level last June.

     The managed credit card 30+ day delinquency rate was unchanged from the second quarter last year at a favorable 2.0%.

     The charge-off rate on managed credit cards dropped to 2.5%, compared to 2.7% in the year ago quarter.

     The Company added over 450,000 new credit card accounts during the quarter compared to 344,000 in the second quarter of 1994.

     The managed net interest margin for the quarter of 5.96% rose slightly from 5.94% in the first quarter, and is down from 6.95% in the comparable period of 1994. Rapid growth in new credit card business with low introductory rates decreased average yields.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibit is filed as part of this Report on Form
8-K:

          27   Financial Data Schedules.

          99   Selected summary financial data.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ADVANTA Corp.


Date:  July 20, 1995             By:  /s/ Gene S. Schneyer
                                      Gene S. Schneyer, Vice
                                      President and Secretary

                           EXHIBIT INDEX


Exhibit No.                             Description

     27                                 Financial Data Schedules.

     99                                 Selected summary
                                        financial data.

                     ADVANTA AND SUBSIDIARIES
                       FINANCIAL HIGHLIGHTS
            (Dollars in millions except per share data)

                                Three Months Ended            % Change
                                    June 30,                 1995 versus
                                1995          1994              1994
OPERATING RESULTS

Net Revenues(1)               $143.8        $106.9              35%

Provision for Losses          $  8.6        $ 15.4             (44%)

Operating Expenses            $ 83.9        $ 69.2              21%

Net Income                    $ 33.4        $ 25.8              30%

Earnings Per Common Share     $  .80        $  .63              27%

Average Shares                  41.8          41.2               1%

Return on Equity               26.91%        27.23%             (1%)

Managed Net Interest Margin     5.96%         6.95%            (14%)


                                Six Months Ended              % Change
                                   June 30,                  1995 versus
                               1995          1994               1994

OPERATING RESULTS

Net Revenues(1)               $279.4        $206.6              35%

Provision for Losses          $ 17.5        $ 22.3             (21%)

Operating Expenses            $162.0        $123.0              32%

Net Income                    $ 64.2        $ 50.7              27%

Earnings Per Common Share     $ 1.54        $ 1.23              25%

Average Shares                  41.6          41.0               2%

Return on Equity               26.78%        27.49%             (3%)

Managed Net Interest Margin     5.95%         7.15%            (17%)


(1) 1994 amount excludes $18.4 million gain on sale of credit card relationships.


                              -more-

                     ADVANTA AND SUBSIDIARIES
                       FINANCIAL HIGHLIGHTS
            (Dollars in millions except per share data)
                                                                 % Change
                                                                June 1995
                             June 30,   March 31,  June 30,      versus
                              1995        1995       1994       June 1994

FINANCIAL CONDITION

Gross Receivables
     - Owned                $ 1,868     $1,622     $1,330          40%
     - Managed              $ 9,371     $8,610     $5,933          58%

Total Assets
     - Owned                $ 3,058     $2,846     $2,192          40%
     - Managed              $10,561     $9,834     $6,795          55%

Deposits                    $ 1,098     $1,005     $1,041           5%

Stockholders' Equity        $   511     $  475     $  389          31%

Book Value Per
    Common Share            $ 12.69     $11.87     $ 9.88          28%

Equity/Owned Assets           16.70%     16.69%     17.76%         (6%)

CREDIT QUALITY

Reserves as a % of
 Impaired Assets
   Owned Credit Cards         187.4%     185.4%     186.0%          1%
   Owned Mortgages             10.4%      13.5%      31.1%        (67%)
   Owned Receivables          110.2%     106.0%     103.1%          7%

Net Charge-off Rate
   Managed Credit Cards         2.5%       2.2%       2.7%         (7%)
   Managed Mortgages            0.7%       1.2%       1.8%        (61%)
   Managed Receivables          2.1%       2.1%       2.5%        (16%)

30+ Day Delinquency Rate
   Managed Credit Cards         2.0%       2.1%       2.0%          0%
   Managed Mortgages            4.8%       4.7%       5.6%        (14%)
   Managed Receivables          2.7%       2.8%       2.9%         (7%)